EXHIBIT 23.4




Telscape International, Inc.
Houston, Texas

     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated September 6, 1997, relating to the financial statements of Integracion de Redes, S.A. de C.V. as of December 31, 1996 and for the year then ended, which is contained in that Prospectus.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ De Las Fuentes, De La Mora y Valdivia, S.C.
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    DE LAS FUENTES, DE LA MORA Y VALDIVIA, S.C.

Mexico City
October 30, 1998